SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b-c), (e). On March 6, 2018, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”) elected James Kehoe as Executive Vice President and Global Chief Financial Officer of the Company, effective June 1, 2018. Mr. Kehoe will succeed George Fairweather, who is stepping down as Executive Vice President and Global Chief Financial Officer of the Company effective June 1, 2018. Mr. Fairweather will remain with the Company and move to a new role as senior advisor to the Company’s Chief Executive Officer for business development and finance.

Mr. Kehoe, age 55, joins the Company from Takeda Pharmaceutical Company Limited, where he served as Chief Financial Officer and Corporate Officer since June 2016 and as a director since June 2017. He previously served as Executive Vice President and Chief Financial Officer of Kraft Foods Group, Inc. from February 2015 to July 2015. Previously, he worked for Gildan Activewear Inc., a supplier of branded family apparel in Canada, where he served as Executive Vice President and Chief Financial and Administrative Officer earlier in 2015. Prior to that, he was Senior Vice President, Operating Excellence at Mondelēz International, Inc. from November 2013 until December 2014. Mr. Kehoe joined Kraft in 1988 and held a variety of senior-level positions, including serving as Senior Vice President, Corporate Finance from October 2012 to October 2013, and Senior Vice President, Finance of Kraft Foods North America from November 2010 until September 2012.

The Company entered into an employment offer letter with Mr. Kehoe, following approval by the Compensation Committee of the Board, effective as of March 6, 2018. The letter has no specified term, and his employment with the Company will be on an at-will basis. His initial annualized base salary will be $900,000, and his target annual cash incentive opportunity will be 125% of his base salary (prorated in the case of the current fiscal year) under the Company’s management incentive program (the “MIP”). Mr. Kehoe also will be eligible to participate in the Company’s stock-based incentive program providing for annual stock option and performance share grants described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 29, 2017, with the total combined target grant date award value for this position currently being $3.5 million. Mr. Kehoe will also be covered by the Company’s Executive Severance and Change in Control Plan, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on December 31, 2014, and which is incorporated herein by reference. He will receive relocation benefits in accordance with Company policy and other employee benefits consistent with those received by the Company’s other U.S.-based senior executives and as otherwise set forth in his offer letter agreement.

In part to compensate Mr. Kehoe for compensation foregone at his prior employer, he will receive a $2.5 million cash bonus, payable as to 50% within 30 calendar days of the first day of his employment and as to the remaining 50% within 30 calendar days of the first anniversary of his employment (in each case subject to a one-year clawback policy as outlined in his offer letter agreement), as well as a one-time restricted stock unit grant (the “New Hire RSU Grant”) on the first day of the fiscal quarter on or next following the effective date of his employment. The New Hire RSU Grant will have a grant date value of $4.5 million with the number of shares to be calculated based on the market closing price of Company stock on the grant date. The New Hire RSU Grant will vest in one-third increments on each of the first, second, and third anniversaries of the grant date.

The foregoing summary is qualified in its entirety by reference to the full text of the offer letter agreement with Mr. Kehoe, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Kehoe and any other persons pursuant to which he was elected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Contract Amendment with Mr. Fairweather. Following approval by the Compensation Committee of the Board, the Company entered into a Contract Amendment (the “Amendment”) with Mr. Fairweather effective as of March 6, 2018. Pursuant to the Amendment, Mr. Fairweather will become senior advisor to the Company’s Chief Executive Officer for business development and finance effective June 1, 2018, and will continue on a full-time basis until June 30, 2018 (the “Transition Date”) and on a reduced basis thereafter. Prior to the Transition Date, Mr. Fairweather will continue to receive the same compensation and benefits as he currently receives. Following the Transition Date, Mr. Fairweather will receive an annualized base salary of £210,347 (approximately $292,300 based on exchange rates as of March 6, 2018) in lieu of his current salary to reflect a reduction in days worked to 65 per year, and he will remain eligible to participate in the Company’s stock-based incentive program providing for stock option and performance share grants described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 29, 2017, subject to adjustment as provided in the Amendment. Mr. Fairweather’s target annual cash incentive opportunity under the MIP for the fiscal year ending August 31, 2018 will be based on his base salary in effect prior to the Transition Date, and in future fiscal years will be based on his base salary in effect after the Transition Date, subject to adjustment in accordance with the Amendment. The Amendment also addresses various other aspects of Mr. Fairweather’s employment arrangements, including adjustments to his pay in lieu of pension to reflect his reduced base salary after the Transition Date. The foregoing summary is qualified in its entirety by reference to the full text of the Amendment with Mr. Fairweather, a copy of which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on March 8, 2018 announcing the leadership transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer letter agreement dated as of March 6, 2018 between James Kehoe and Walgreens Boots Alliance, Inc.

10.2	Contract amendment dated as of March 6, 2018 between George Fairweather and Walgreens Boots Alliance, Inc.

99.1	Press Release of Walgreens Boots Alliance, Inc. dated March 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: March 8, 2018	By:	/s/ Marco Pagni
	Title:	Executive Vice President,
Global Chief Administrative
Officer and General Counsel